SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                         Cass Information Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                         CASS INFORMATION SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  To be held on
                                 April 17, 2006

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the location specified below on Monday, April 17, 2006, at 11:00 a.m. local time, for the following purposes:

     1.   To elect four directors, each to serve for a three-year term;

     2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2006; and,

     3. To act upon such other matters as may properly come before the meeting.

     The close of business on March 3, 2006 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     This year's Annual Meeting will be held at The Charles F. Knight Executive Education Center, Room 210, Olin School of Business at Washington University, One Brookings Drive, St. Louis, Missouri, 63130. For your reference, a map is provided inside the back cover of this Proxy Statement.

     Please note that you will be required to present an admission ticket to attend the Annual Meeting. Your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, you can request an admission ticket by contacting our Investor Relations Department at (314) 506-5500.

                                        By Order of the Board of Directors,

                                        /s/ Eric H. Brunngraber

                                        Eric H. Brunngraber
                                        Secretary

March 14, 2006
Bridgeton, Missouri


     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY ONE OF THE FOLLOWING METHODS: VOTE OVER THE INTERNET OR BY TELEPHONE USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, OR MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                         CASS INFORMATION SYSTEMS, INC.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held April 17, 2006

     This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the "Company") on or about March 14, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on April 17, 2006 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

     Holders of shares of Common Stock, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 3, 2006 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 5,565,463 shares of Common Stock were outstanding. Holders of record of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting. Company management ("Management"), and members of the Board, in the aggregate, directly or indirectly controlled approximately 19.47% of the Common Stock outstanding on the Record Date.

     Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxies at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

     A plurality of the votes of Shareholders cast at the Annual Meeting is required for the election of each director. Abstentions are counted in the number of shares present for purposes of determining whether a quorum is present, and are counted as having voted on each matter presented for vote. As a result, an abstention has the same effect as a vote against a proposal, but will have no effect on the vote to elect directors. Broker non-votes are counted in the number of shares present for purposes of determining whether a quorum is present, but as not being present as to matters for which voting instructions are not given. As a result, broker non-votes will not affect voting on any matter voted on at the meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy, or any subsequent proxy should be sent to Eric H. Brunngraber, Secretary, Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number (314) 506-5500).

     All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for 2006. The Board of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to the Proxy Statement that will come before the Annual Meeting.

     The Board solicits the proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Pursuant to the by-laws of the Company, the Company's Board consists of twelve members and is divided into three classes of approximately equal numbers of directors. Each director is elected for a three-year term, and the term of each class of directors expires in successive years.

     The Board has instituted a policy for individual members to resign upon reaching the age of 80 or upon reaching the end of the term in which he or she reaches such age. It is also the Board's practice to limit new directors to no more than two per year for the purpose of maintaining Board membership continuity. The Board has nominated Robert J. Bodine and Harry J. Krieg, whose terms as directors of the Company will expire at the 2006 annual meeting, for re-election to the Board. The Company anticipates the resignation of Mr. Bodine and Mr. Krieg prior to the completion of their full terms to allow two new directors to be nominated in each of the next two years. In addition, the Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Robert A. Ebel and Dr. Franklin D. Wicks, Jr. for election to the Board. Howard A. Kuehner and Thomas J. Fucoloro, whose terms as directors expire at the 2006 annual meeting, are not standing for re-election.

     The following information is submitted respecting the members of the Company's Board whose terms will continue after the meeting, together with the nominees for election to the Board:

Nominees to serve until 2009:

Robert J. Bodine ...............   Mr. Bodine, 81, has been a director since 1966. He is Chairman Emeritus and former Chief Executive Officer ("CEO") of Bodine Aluminum, Inc. where he served from 1947 to 1990. He is an active member of numerous civic and charitable organizations, including Chairman of the Aluminum Association-
                                   Foundry Division, past Board Chairman of the St. Louis Salvation Army, Board
                                   Trustee of the St. Louis Zoo, and Board member of St. Joseph Hospital, located in Kirkwood, Missouri.

Robert A. Ebel .................   Mr. Ebel, 50, is a director-nominee for 2006. He is a director and CEO of
                                   Universal Printing, a privately-held manufacturing company headquartered in
                                   St. Louis, Missouri. Mr. Ebel currently serves on the Board of the St. Louis
                                   Graphic Arts Joint Health and Welfare Fund and is active in various civic and charitable organizations in the St. Louis area.

Harry J. Krieg .................   Mr. Krieg, 81, has been a director since 1962. He is Chairman Emeritus of the
                                   Company's Board. He began his career with the Company in 1955. He served as the President of Cass Bank & Trust Company (presently known as Cass
                                   Commercial Bank, the banking subsidiary of the Company) from 1964 to 1969.
                                   He became CEO and Chairman in 1969 and 1974, respectively. Mr. Krieg also served as CEO and Chairman of Cass Commercial Corporation (the predecessor name of the Company) until 1992.

Franklin D. Wicks, Jr. .........   Dr. Wicks, 52, is a director-nominee for 2006. He is President of Fine Chemical
                                   Division of Sigma-Aldrich, located in St. Louis, Missouri. Dr. Wicks has worked for Sigma-Aldrich since 1982, beginning as a research chemist and subsequently working in marketing, as President of Sigma Chemical and Vice President of
                                   Worldwide Operations, Sigma-Aldrich. Prior to his current position, he served as
                                   President, Scientific Research Division, Sigma-Aldrich from 1999 to 2002 and was responsible for operations in 34 countries. After receiving his PhD, Dr.
                                   Wicks served for four years on the staff of the Navigators at the Air Force
                                   Academy and at the University of Colorado at Boulder before joining Sigma-
                                   Aldrich. He is currently a member of Focus on the Family's CEO Forum, and serves on the Advisory Board of Covenant Theological Seminary.

The Company's Board recommends a vote FOR the four nominees for election to the Board of Directors.

Directors to serve until 2008:

K. Dane Brooksher ...............   Mr. Brooksher, 67, has been a director since 2005. He is Chairman of the Board of
                                    ProLogis, a leading provider of distribution facilities. He has been with ProLogis since 1993 and has held positions including Chief Operating Officer ("COO"),
                                    Co-Chairman and CEO. Prior to joining ProLogis, he spent over 32 years with
                                    KPMG LLP, serving as the Mid-West area-managing partner and Chicago office-
                                    managing partner, as well as serving on the firm's Board of Directors, Management
                                    Committee and as International Development Partner. Mr. Brooksher is currently a director of Qwest Communications International, Inc., Pactiv Corporation,
                                    CarrAmerica Realty Corporation, and is a current member of the Advisory Board of the J. L. Kellogg Graduate School of Management, Northwestern University,
                                    William and Mary Business School Foundation and St. Anthony's Hospital
                                    (St. Louis).

Eric H. Brunngraber .............   Mr. Brunngraber, 49, has been a director since 2003. He has served as Chief
                                    Financial Officer ("CFO") of the Company since 1997. He has held numerous positions with the Company since his employment began in 1979, including
                                    Executive Vice President-Secretary of Cass Commercial Bank, the Company's
                                    bank subsidiary. Mr. Brunngraber has been active in various civic, charitable, professional and church-related groups. He is a current board member of the
                                    St. Louis Equity Fund, Inc.

Bryan S. Chapell ................   Dr. Chapell, 51, has been a director since 1998. Dr. Chapell joined the faculty of
                                    Covenant Theological Seminary in 1985, and has served as seminary President since 1994. Dr. Chapell has obtained degrees from Northwestern University,
                                    Covenant Theological Seminary and Southern Illinois University and has
                                    authored numerous books and publications.

Benjamin F. Edwards, IV .........   Mr. Edwards, 50, has been a director since 2005. He has been with A. G.
                                    Edwards & Sons, Inc., one of the nation's largest investment firms, since 1977.
                                    He is currently the branch manager of the firm's Town & Country, Missouri office. He has also been a member of the Board of Directors of A. G. Edwards since 1994. During his career with A. G. Edwards, he has held positions including Employment Manager, Financial Advisor, Associate Branch Manager,
                                    Regional Officer, Director of Sales and Marketing and President. He serves on the Advisory Boards of Sunshine Missions, Bethesda Hospital and Homes,
                                    Trinity University and Covenant Theological Seminary. Mr. Edwards is also a board member of The Missouri Historical Society.

Directors to serve until 2007:

Lawrence A. Collett .........   Mr. Collett, 63, has been a director since 1983. He has been the CEO and
                                Chairman of the Board of the Company since 1990 and 1992, respectively. He began his career with the Company in 1963 and served as Executive Vice
                                President from 1974 to 1983 and President from 1983 to 1990. He has held numerous positions with civic, charitable, and church-related institutions.
                                Mr. Collett is a current member of the St. Louis Regional Business Council.

Wayne J. Grace ..............   Mr. Grace, 65, has been a director since 2003. He recently retired from the position of Managing Director of UHY Advisors, Tax and Business Consultants,
                                a position he held since 2004. He was the founder and Managing Director of
                                Grace Advisors, Inc. from 1983 to 2004. From 1966 to 1983, he was the
                                Managing Partner of the St. Louis office of Fox & Company, where he served as a member of the National Consulting Services Steering Committee. Mr. Grace
                                serves on the Board of Managers for the YMCA of the Ozarks.

Irving A. Shepard ............   Mr. Shepard, 88, has been a director since 1970. He is the President of Venture
                                 Consulting, a nationwide consulting firm. He has held numerous engineering positions throughout his career, including Aerodynamicst, Chief of Flight Test with McDonnell Aircraft, President of Shepard Engineering Company and President
                                 and CEO of Chromalloy American Corporation.

Andrew J. Signorelli .........   Mr. Signorelli, 66, has been a director since 1986. He currently serves as CEO of
                                 Andrews Educational & Research Center and Hope Educational & Research
                                 Center, which he founded in the early 1980's. He has also served as
                                 Administrator for St. Louis University Association from 1963 to 1965 and Faith
                                 Hospital Association from 1965 to 1986. Mr. Signorelli is a member of the
                                 Board of Directors for Andrews and Hope Educational & Research Centers, as
                                 well as various other private corporations located in the St. Louis area.

Board and Committee Membership

     The Company's Board oversees and guides the Company's management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors.

     Each director of the Company who is neither an officer nor an employee of the Company receives compensation for his services. The following table shows the 2005 fee schedule, noting changes that were approved and implemented on March 1, 2005:

Director Fees                                               Prior to March 1     After March 1
-------------                                               ----------------     -------------
      Regular Board Meeting ............................        $    600           $    700
      Board Member Monthly Retainer ....................             500                600
      Board Committee Meeting (Members/Chair) ..........         400/500            400/500
      Board Committee Chair Monthly Retainer:
       Audit ...........................................              --                600
       Nominating and Corporate Governance .............              --                400
       Compensation ....................................              --                200

     Additionally, upon re-election to the Board, each director that is not an officer of the Company receives shares of restricted stock, carrying voting and dividend rights. Shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards. Effective March 1, 2005, the number of shares awarded upon re-election increased from 300 to 600.

     Based on the independence standards as defined by the marketplace rules of The Nasdaq Stock Market, Inc. ("Nasdaq"), the Board has determined in its business judgment that each of the non-management directors on the Board is independent. Mr. Collett and Mr. Brunngraber are members of Management and as a result are not considered independent directors.

     During 2005, there were 12 meetings of the Board. With the exception of Mr. Brooksher and Mr. Kuehner, all directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The Company's directors are encouraged, but not required, to attend the Company's Annual Meeting of shareholders. Five directors attended the 2005 Annual Meeting.

     The following table presents, as of March 3, 2006, the key committees of the Board, the number of times each such committee met in 2005 (in parentheses) and the membership of such committees:

                                Nominating and Corporate
          Audit (5)                  Governance (4)           Compensation (4)
----------------------------   -------------------------   ----------------------
       Wayne J. Grace*             Bryan S. Chapell           Robert J. Bodine
       Harry J. Krieg               Wayne J. Grace           Irving A. Shepard
      Irving A. Shepard             Harry J. Krieg*        Andrew J. Signorelli*

------------
*Committee Chairman

     The Audit Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, included as Exhibit I and available on the Company's website at www.cassinfo.com. The Committee is responsible for selecting, evaluating and where appropriate, replacing the independent registered public accountants for the Company, and meeting with the independent registered public accountants and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee also reviews financial information provided to Shareholders and others, assesses the adequacy of financial, accounting, operating and disclosure controls, evaluates the scope of the audits of the independent registered public accountants and reports on the results of such reviews to the Board. In addition, the Committee assists the Board in its oversight of the performance of the Company's internal auditors. The Committee meets with the internal auditors on a quarterly basis to review the scope and results of such services. The Board has determined that Mr. Grace and Mr. Krieg serve as "audit committee financial experts", as defined by the Securities and Exchange Commission ("SEC") and the Nasdaq listing rules.

     The Nominating and Corporate Governance Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, which is available on the Company's website at www.cassinfo.com. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending director nominees and developing and addressing corporate governance principles and issues applicable to the Company and its subsidiaries. In recommending director nominees to the Board, the Committee solicits candidate recommendations from its own members, other directors and Management. No person who has reached the age of 80 prior to the election date may be nominated for election or re-election to the Board. It is also the Board's practice to limit new directors to no more than two per year in order to maintain Board continuity. As discussed above, because the Board has nominated two new nominees for election at the 2006 annual meeting, it has also nominated Messrs. Bodine and Krieg, each of whom is 81, for re-election. The Board anticipates the resignation from the Board of Messrs. Bodine and Krieg prior to expiration of their terms in order for the Company to nominate two new directors for election at each of the Company's annual meetings in 2007 and 2008. Although the Nominating and Corporate Governance Committee does not specifically solicit suggestions for possible candidates from Shareholders, the Committee will consider candidates meeting the criteria set by the Committee, with the concurrence of the full Board and re-evaluated periodically, including those criteria set out in the Committee's charter. Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating and Corporate Governance Committee, c/o Eric H. Brunngraber, Secretary, Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

     The Compensation Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, which is available on the Company's website at www.cassinfo.com. The Committee reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and its subsidiaries.

Code of Conduct and Business Ethics

     The Company has adopted a Code of Conduct and Business Ethics policy, applicable to all Company directors, executive officers and employees. This policy is publicly available and can be viewed on the Company's website at www.cassinfo.com.

Communications with the Board of Directors

     Shareholders may communicate with any and all members of the Board by transmitting correspondence to the following address or fax number:

                               Name of Director(s)
                       c/o Eric H. Brunngraber, Secretary
                         Cass Information Systems, Inc.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044
                              (314) 506-5560 (fax)

     The Secretary will forward all correspondence to the Chairman of the Board or the identified director as soon as practicable. Communications that are abusive, in bad taste or that present a safety or security concern may be handled differently. Correspondence addressed to the full Board will be forwarded to the Chairman of the Board. As deemed necessary, the Chairman will present the correspondence to the full Board or a committee thereof. If a response to the communication is warranted, the content and method of the response may be coordinated with the Company's legal counsel.

Report of the Audit Committee

     The Audit Committee, composed entirely of independent directors, as defined by the Nasdaq listing standards, assists the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the independent registered public accountants' qualifications and independence (iii) the performance of the independent registered public accountants and the Company's internal audit function, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee operates pursuant to a written charter that was last revised and adopted in February 2006 and is attached as
Exhibit I to this Proxy Statement.

     In the performance of its oversight function for the year ended December 31, 2005 the Audit Committee reviewed and discussed the audited consolidated financial statements with Management and the independent registered public accountants. The Committee also discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect and has discussed with the independent registered public accounting firm its independence. The Committee has considered whether the provision of all non-audit services to the Company by the independent registered public accountants is compatible with maintaining the registered public accountants' independence and has discussed with them their independence.

     Based upon these reviews and discussions, and the roles and responsibilities of the Committee outlined in its charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

                                        Wayne J. Grace, Chairman
                                        Harry J. Krieg
                                        Irving A. Shepard

Report of the Compensation Committee

     The Compensation Committee is appointed by the Board of Directors and is composed of three independent directors, as defined by the Nasdaq listing standards. The Committee operates under a written charter approved by the Board; the charter is available on the Company's website at www.cassinfo.com. The Committee establishes and administers the Company's executive compensation programs and benefits. While the Committee may seek input occasionally from the CEO, the CFO or the Vice President, Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of the Company and recommending the overall levels of salary compensation for all Company employees.

Compensation Philosophy
-----------------------

     The Committee's goal with regard to executive compensation has been to develop and provide a combination of programs that enable the Company to attract and retain competent executive officers and other management personnel with the capabilities and experience necessary to continue leading the Company in meeting its objectives and in furthering its growth and profitability. Additionally, the Committee's goal is to reward executives and managers in accordance with the results that are accomplished. The Committee believes that total compensation should be related to results and to individual and Company performance over the long term.

Use of HR Specialists
---------------------

     The Company does occasionally use compensation specialists to assist in designing or modifying some components of its overall compensation program. When this occurs, the arrangement is with the Committee and not with Management. Also, in such circumstances, the Committee does not solely rely on the consultant's judgment or recommendation, but considers such in exercising its own careful and informed deliberation.

     In order to determine the levels of peer compensation within its industry, the Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania. Additionally, when evaluating the cash compensation and stock incentives for senior executive management, the Committee utilizes the services of Mercer Human Resource Consulting and other sources for comparison to compensation levels at companies performing in industries similar to those of the Company. For peer group comparison, compensation data is gathered from both the Financial Services and Professional/Business Services industries.

Elements of Compensation
------------------------

     Most elements of compensation are tied to plans directly related to the Company's earnings or its return on equity. The Company also places a strong emphasis on retaining key employees and seeks to provide programs that provide benefits over extended periods of time in addition to earnings-based compensation.

Cash Compensation
-----------------

     The Committee seeks to maintain salaries at levels competitive with peer groups as long as satisfactory economic, regulatory and governance results are being achieved. Bonuses are available to all personnel of the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. The pool available for executive bonuses is formula-driven and is based on the size of the overall bonus pool, which is determined by the level of earnings achieved before taxes. The portion available for executive bonuses takes into consideration such factors as the return on investment and the growth in the Company's net profits after taxes.

     The determination of salaries for the Company's executive officers is a process, which consists of individual performance, growth in the Company's profits and resources, and the quality of the Company's operations, as well as adherence to regulatory requirements. The amount of bonuses available for executive officers is a percentage of the profit-sharing allocation for all staff members and is based on the growth in net earnings of the Company. Because the Company's net earnings in 2005 were greater than in 2004 and its return on investment grew significantly, the bonus amount available for executive officers in 2005 was higher than 2004 levels, and most of the executives received bonuses in 2005 that exceeded those received in 2004.

     The Committee reviews salaries of the CEO, CFO and other executive officers annually in January for the current fiscal year. Salaries are determined based on performance in meeting financial results such as growth in profits and return on equity, as well as continuity of performance and leadership. Bonuses are calculated in July and January, and relate directly to the profit performance for the year. The CEO's bonus is a percentage of total profit sharing allocations and fluctuates with the Company's return on equity. The CEO's salary was increased in 2005 due to improved profitability and continued success on meeting the Company's long term goals related to profitability, return on equity and capital adequacy. The CEO's bonus for 2005 was directly related to profit performance in 2005 and was therefore higher than that received in 2004.

Incentive Stock Compensation

     The Committee considers stock options and restricted stock grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock options and grants provided under the Company's stock incentive programs are awarded primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, relationship of the Company's performance to other companies in its peer group and the recommendation of the CEO regarding the individual's performance.

     The Company has also developed supplemental guidelines for stock compensation based on the return on investment received. In determining the amount of such incentive stock compensation, the Company does not rely on statistics provided by retained consultants, but rather on how such incentives fit within the overall compensation structure desired and how total compensation relates to the performance achieved. Because of the relatively small number of restricted stock options and shares held by the Company's executive officers, the Committee has not considered the overall amount of restricted stock grants and stock options outstanding as a significant factor in granting additional restricted shares and options.

     In 2005, the CEO and other executive officers also received long-term incentive awards, based on results of 2004, in the form of incentive stock options and restricted stock grants in conjunction with the plans adopted by the Committee and approved by the Board. Their awards are based on the return on equity of the Company. The higher the return the larger the amount of options and grants awarded. The number of shares provided in 2005 was similar to that in 2004 since the return on equity in 2004 and 2003 was similar. However, awards in 2006 will be higher as a result of a significant increase in the return on equity being achieved.

Federal Income Tax Deductibility Limitations
--------------------------------------------

     The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the Shareholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

Total Compensation
------------------

     The Committee also reviews total compensation, including the value of non-cash benefits, provided the CEO and CFO. This includes the calculated values of any retirement benefits provided under the Company's defined benefit and defined contribution plans as well as those provided under the Supplemental Employee Retirement Plan. In addition, benefits such as Company-provided automobiles or country club memberships are also considered. The Committee evaluates the total of all these benefits together with cash compensation and any incentive stock compensation in determining the levels of compensation provided. The objective is to insure that all compensation items are reviewed before determining any salary or incentive stock awards for the forthcoming year.

                                        Andrew J. Signorelli, Chairman
                                        Robert J. Bodine
                                        Irving A. Shepard

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or was during the year ended December 31, 2005 an officer, former officer or employee of the Company or any of its subsidiaries or a person having a relationship requiring disclosure by the Company pursuant to item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company's Compensation Committee or (ii) the Board of another entity of which one of the executive officers of such entity served on the Company's Board, during the year ended December 31, 2005.

Certain Relationships and Related Party Transactions

     Some of the directors and executive officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company's subsidiary bank, including borrowings and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, and on substantially the same terms, including interest rates charged or paid and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2005, the aggregate indebtedness to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $4,042,292, which represents approximately 5% of the Company's consolidated shareholders' equity at that date.

Performance Quoted on The Nasdaq Stock Market for the last Five Fiscal Years

     The following graph compares the cumulative total returns over the last five fiscal years of a hypothetical investment of $100 in shares of Common Stock of the Company with a hypothetical investment of $100 in the Nasdaq Stock Market
(US) and in the index of Nasdaq Computer and Data Processing Stocks. The graph assumes $100 was invested on December 31, 2000, with dividends reinvested. Returns are based on period end prices.

[THE FOLLOWING DATA WAS REPRESENTED AS LINE CHART IN THE PRINTED MATERIAL]

                Cass Information  Nasdaq Stock   Nasdaq Computer and
                Systems, Inc.     Market (US)    Data Processing Stocks
12/29/2000      100.000           100.000        100.000
                127.857           112.111        115.625
                117.143            86.784         88.434
                106.015            74.579         72.950
                112.823            85.702         89.627
                114.814            85.608         89.773
                115.348            87.945         94.986
                116.572            82.359         83.351
                116.222            73.392         68.781
                123.696            61.024         58.098
                123.578            68.858         67.539
                138.878            78.662         76.622
12/31/2001      145.396            79.322         80.527
                145.396            78.719         80.104
                148.809            70.533         72.185
                150.126            75.158         74.305
                148.362            68.914         62.907
                149.977            65.875         58.887
                150.152            59.908         59.055
                147.112            54.437         51.865
                138.694            53.859         52.124
                140.813            48.067         45.682
                141.908            54.633         55.220
                148.295            60.723         62.488
12/31/2002      158.398            54.836         55.529
                163.549            54.243         54.288
                170.761            55.005         53.968
                170.337            55.164         54.098
                210.050            60.177         58.296
                171.310            65.461         61.364
                195.344            66.511         62.763
                190.735            71.094         64.947
                204.335            74.192         67.908
                216.953            73.229         68.512
                203.723            79.125         70.712
                197.239            80.297         70.278
12/31/2003      219.431            81.989         73.154
                220.690            84.420         75.094
                228.106            82.831         72.055
                250.608            81.421         68.348
                262.129            78.721         67.140
                284.739            81.335         69.993
                293.611            83.834         74.337
                296.931            77.435         68.691
                276.644            75.539         65.878
                274.394            77.793         69.512
                274.394            80.947         73.226
                261.045            85.934         78.149
12/31/2004      260.673            89.225         80.569
                265.446            84.582         77.469
                273.613            84.101         74.759
                288.745            81.962         72.721
                284.995            78.980         72.250
                299.995            85.087         77.661
                309.146            84.741         76.127
                334.893            90.149         78.696
                416.241            88.719         79.847
                355.319            88.789         79.681
                374.617            87.647         81.206
                363.208            92.427         85.013
12/30/2005      378.790            91.118         83.304

                               EXECUTIVE OFFICERS

     The following tables list all executive officers of the Company, their ages and their position(s) with the Company. All officers serve at the pleasure of the Company's Board.

Lawrence A. Collett ..............   Information on Mr. Collett can be found in the Section "Election of Directors."

Eric H. Brunngraber ..............   Information on Mr. Brunngraber can be found in the Section "Election of
                                     Directors."

Harry M. Murray ..................   Mr. Murray, 52, Executive Vice President since 2003. He has held various positions with the Company since his initial employment in 1982, including
                                     COO -- Utility Division from 2000 to 2003, and Executive Vice President --
                                     Operations from 1995 to 2000.

John F. Pickering ................   Mr. Pickering, 54, COO -- Transportation Information Services since 2001. He has held various positions with the Company since 1977, including President --
                                     Transportation Information Services from 1990 to 2001.

Gary B. Langfitt .................   Mr. Langfitt, 50, COO -- Utility Information Services since 2003. Prior to that he was Vice President, Sales and Marketing -- Utility Division since joining the
                                     Company in 1999.

Kenneth A. Witbrodt, Jr. .........   Mr. Witbrodt, 42, President -- Cass Commercial Bank since 2003. Prior to that he was Executive Vice President -- Commercial Lending since joining the
                                     Company's bank subsidiary in 1997. Mr. Witbrodt was named executive officer in January 2006.

     The following table shows compensation for the last three fiscal years for the CEO and each named executive officer serving in such capacity at December 31, 2005.

                           Summary Compensation Table

                                                                         Long Term Compensation
                                                                         ----------------------
                                            Annual Compensation          Restricted                  All Other
Name and                              -------------------------------      Stock       Securities   Compensation
Principal Position                     Year   Salary ($)   Bonus ($)   Awards ($)(1)   Underlying      ($)(2)
------------------                    ------ ------------ ----------- --------------- ------------ -------------
Lawrence A. Collett                   2005     $440,000    $103,700       $28,320         3,493        $5,130
Chairman and CEO                      2004      410,000      59,100        42,988         6,390         5,055
of the Company and subsidiaries       2003      365,000      60,900        67,716        13,544         4,980
----------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber                   2005     $224,000    $ 65,000       $10,827         1,333        $3,600
CFO and Vice President -- Secretary   2004      202,000      36,000        16,226         2,415         3,525
of the Company and subsidiaries       2003      181,600      33,000        22,275         4,455         3,450
----------------------------------------------------------------------------------------------------------------
Harry M. Murray                       2005     $195,000    $ 62,800       $ 6,005           759        $3,840
Executive Vice President              2004      180,000      32,000         6,354           795         3,765
                                      2003      170,000      30,500        15,042         2,727         3,690
----------------------------------------------------------------------------------------------------------------
John F. Pickering                     2005     $163,400    $ 41,000       $ 5,147           646        $3,660
Chief Operating Officer --            2004      153,400      26,000         5,600           700         3,381
Transportation Information Services   2003      150,000      24,000            --            --         3,378
----------------------------------------------------------------------------------------------------------------
Gary B. Langfitt                      2005     $130,000    $ 46,112       $ 4,027           505        $2,909
Chief Operating Officer --            2004      120,000      55,436         4,093           514         3,542
Utility Information Services          2003      110,000     112,041            --            --         3,400

Note: All share information has been restated to reflect the 50% stock dividend declared by the Company in September 2005.

------------

(1) This item shows the grant date value of restricted stock awards, pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. The value of restricted stock was calculated by multiplying the number of shares awarded by the average of the high and low market price of the Company's stock on the day prior to the date of the award. During 2005, Messrs. Collett and Brunngraber received awards of 1,164 and 445 shares, respectively; these shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning February 15, 2006. Also during 2005, Messrs. Murray, Pickering and Langfitt received awards of 252, 216 and 169 shares, respectively; these shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning January 31, 2006. At December 31, 2005, the aggregate number and value of all restricted shares held by each named executive officer was as follows:

                                   Number of         Values at
Name                                 Shares      December 31, 2005*
----                               ---------     ------------------
      Mr. Collett .............      4,087            $135,688
      Mr. Brunngraber .........      1,474              48,937
      Mr. Murray ..............        732              24,302
      Mr. Pickering ...........        372              12,350
      Mr. Langfitt ............        283               9,396

------------

* These values are based on the closing market price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2005. The executive officers are entitled to vote and receive dividends on the restricted shares awarded to them.

(2) This item represents the Company's matching contributions paid on behalf of the executive under the Company's 401(k) Plan (in 2005, contributions were $3,150 for Mr. Collett, $3,150 for Mr. Brunngraber, $3,150 for Mr. Murray, $2,970 for Mr. Pickering, and $2,440 for Mr. Langfitt) and the imputed value of group term life premiums paid on their behalves (in 2005, premiums were $1,980 for Mr. Collett, $450 for Mr. Brunngraber, $690 for Mr. Murray, $690 for Mr. Pickering, and $469 for Mr. Langfitt).

Option/SAR Grants in 2005

     Pursuant to the terms of the Company's 1995 Performance-Based Stock Option Plan, the Board may grant options on up to 693,000 shares of the Company's Common Stock to aid in securing and retaining qualified personnel. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria.

     The following table summarizes options granted during 2005 to the executive officers named above, together with estimates of the value of such options at the end of their seven-year terms assuming the market value of the Common Stock appreciates at an annual rate of 5% or 10%.

                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                              Number of       Percent of                                      Rates of Stock Price
                              Securities     Total Options                                      Appreciation For
                            Underlying      Granted to       Exercise                             Options Term
                               Options         Employees      Base Price     Expiration   ---------------------------
Name                         Granted (#)       in Fiscal        ($/SH)          Date        5% ($)       10% ($)
----                        -------------   --------------   ------------   -----------   ----------   -----------
Mr. Collett .............       3,493             42%            $24.33         2012       $78,193      $141,003
Mr. Brunngraber .........       1,333             16              24.33         2012        29,840        53,809
Mr. Murray ..............         759              9              23.83         2012        17,370        31,018
Mr. Pickering ...........         646              8              23.83         2012        14,784        26,400
Mr. Langfitt ............         505              6              23.83         2012        11,557        20,638

Options Exercised in 2005 and Year-end Option Values

     The following table summarizes options exercised during 2005 and the values of options outstanding on December 31, 2005, for the executive officers named above.

                                                               Number of Securities           Value of
                                                                    Underlying              Unexercised
                                                                    Unexercised             in-the-Money
                                                                    Options at               Options at
                                Shares                            Fiscal Year-End         Fiscal Year-End
                              Acquired on         Value            Exercisable/             Exercisable/
Name                         Exercise (#)     Realized ($)       Unexercisable (#)      Unexercisable ($)(1)
-----                        ------------     ------------     --------------------     --------------------
Mr. Collett .............             --               --            12,292/54,446       $228,519/$938,807
Mr. Brunngraber .........          3,679          $31,742             5,382/13,000           99,728/213,821
Mr. Murray ..............          2,143           31,555                 0/10,798                0/181,782
Mr. Pickering ...........          1,867           27,823                  0/8,140                0/139,071
Mr. Langfitt ............             --               --                746/3,738            14,161/61,105

------------

(1) These values are based on the closing market price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2005.

Defined Contribution Savings Plan

     All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the Internal Revenue Service (the "IRS") maximum limitation, which was $14,000 for 2005. Voluntary deferrals contributed to the 401(k) Plan by the executive officers are included in "Annual Compensation -- Salary" in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 2005 for the benefit of the executive officers are included in the section titled "All Other Compensation" in the Summary Compensation Table. Each executive officer is fully vested in Company contributions.

Defined Benefit Retirement Plans

Retirement Plan for Employees of Cass Information Systems, Inc.

     All executive officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Information Systems, Inc., which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to 1/12 of the sum of:

       (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

       (b) .5% of Final Average Earnings in excess of Covered Compensation multiplied by years of participation.

     Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period, ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table, including any amounts deferred under the Cass Information Systems, Inc. 401(k) Plan.

     Normal retirement under the Plan commences at age 65. At normal retirement, the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett -- 41; Mr. Brunngraber -- 41; Mr. Murray -- 34; Mr. Pickering -- 37; and Mr. Langfitt -- 21.

     The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                   Estimated Annual Retirement Benefit (1)(2)

   Final                               Years of Service Credited at Retirement
  Average                              ---------------------------------------
 Earnings        10           15           20           25           30           35           40
 --------     -------      -------      -------      -------      -------      -------      --------
 $125,000     $14,800      $22,300      $29,700      $37,100      $44,500      $51,900      $ 59,300
  150,000      18,300       27,500       36,700       45,800       55,000       64,200        73,300
  175,000      21,800       32,300       43,700       54,600       65,500       76,400        87,300
  200,000      25,300       38,000       50,700       63,300       76,000       88,700       101,300

------------

(1) Estimated benefit calculation assumes retirement at age 65 in the year 2007 with no increase in the maximum social security taxable wage base after 2005.

(2) Estimated benefits would be subject to IRS maximum retirement limitations in effect at the retirement date. The maximum annual compensation that may be recognized for determining benefits in 2005 was $210,000.

Supplemental Executive Retirement Plan

     In addition to the Retirement Plan for Employees of Cass Information Systems, Inc. described above, the Company established the Cass Information Systems, Inc. Supplemental Retirement Plan in 1998, which covers key executive officers of the Company. This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the IRS under the Company's qualified plan.

     Upon retirement, participants in the plan will receive monthly payments equal to 1/12 of 70% of the Final Average Earnings, reduced proportionately for length of service less than 25 years and reduced by the participant's: (i) qualified retirement plan benefit, (ii) primary social security benefit and
(iii) 401(k) hypothetical annuity.

     Final Average Earnings, normal retirement age and years of participation at normal retirement are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc.

     The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                    Estimated Annual Retirement Benefit (1)

   Final                              Years of Service Credited at Retirement
  Average                             ---------------------------------------
 Earnings        10          15          20           25           30           35           40
---------     -------     -------     --------     --------     --------     --------     --------
 $125,000     $    --     $    --     $    500     $ 10,600     $  3,200     $     --     $     --
  150,000          --          --        3,900       15,800        6,600           --           --
  175,000          --          --        7,300       20,900       10,000           --           --
  200,000          --       3,400       13,600       29,000       16,300        3,600           --
  300,000      25,700      45,400       69,600       99,000       86,300       73,600       61,000
  400,000      53,700      87,400      125,600      169,000      156,300      143,600      131,000

------------

(1)  Estimated benefit calculation assumes retirement at age 65 in the year
     2007.

Principal Shareholders

     The following table contains information with respect to beneficial ownership of the Company's outstanding Common Stock as of March 3, 2006, by: (i) each person known to the Company to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director and (iii) each executive officer of the Company. The address of each director and executive officer is c/o Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and investment rights with respect to such shares.

Name and Address of                                               Number of Shares       Percent
Beneficial Owner                                                 Beneficially Owned      of Class
----------------                                                 ------------------      --------
   Five Percent Shareholders
   Jake Nania ..............................................          596,611              10.72%
   1700 S. Ocean Blvd., 17C
   Lauderdale by the Sea, FL 33062

   Rutabaga Capital Management .............................          376,498(1)           6.76%
   64 Broad Street, 3rd Floor
   Boston, MA 02109

   Directors and Executive Officers:
   Robert J. Bodine ........................................          164,246(2)           2.95%
   K. Dane Brooksher .......................................              900(3)             *
   Eric H. Brunngraber .....................................           14,140(4)             *
   Bryan S. Chapell ........................................            2,476(5)             *
   Lawrence A. Collett .....................................          118,490(6)           2.13
   Robert A. Ebel ..........................................               --                *
   Benjamin F. Edwards, IV .................................            2,600(7)             *
   Thomas J. Fucoloro ......................................            1,360(8)             *
   Wayne J. Grace ..........................................            6,690(9)             *
   Harry J. Krieg ..........................................          169,954(10)          3.05
   Howard A. Kuehner .......................................          332,988(11)          5.98
   Gary B. Langfitt ........................................            4,034(12)            *
   Harry M. Murray .........................................           20,934(13)            *
   John F. Pickering .......................................           20,407(14)            *
   Irving A. Shepard .......................................           31,123(15)            *
   Andrew J. Signorelli ....................................          193,064(16)          3.47
   Franklin D. Wicks .......................................               --                *
                                                                    ---------
   All directors and executive officers as a group .........        1,083,406             19.47%

------------

*    Less than 1% of class.

 (1) This share ownership information was provided by a Schedule 13G/A dated February 14, 2006, which discloses that Rutabaga Capital Management possesses sole voting power of 148,097 shares, shared voting power of 228,401 shares, sole dispositive power of 376,498 and shared dispositive power over no shares.

 (2) Includes 163,081 shares held in trust of which Mr. Bodine has shared voting and investment rights. Includes 1,000 shares held in the Bodine Family Foundation of which Mr. Bodine has voting and investment rights. Also includes 165 shares of restricted stock subject to forfeiture; Mr. Bodine has voting but no investment rights.

 (3) Includes 900 shares of restricted stock subject to forfeiture; Mr. Brooksher has voting but no investment rights.

 (4) Includes 7,557 shares owned jointly with his spouse. Includes 1,659 shares of restricted stock subject to forfeiture; Mr. Brunngraber has voting but no investment rights. Also includes presently exercisable stock options to purchase 325 shares granted by the Company.

 (5) Shares owned jointly with his spouse. Includes 900 shares of restricted stock subject to forfeiture; Mr. Chapell has voting but no investment rights.

 (6) Includes 42,636 shares owned jointly with his spouse. Includes 4,255 shares of restricted stock subject to forfeiture; Mr. Collett has voting but no investment rights. Also, includes presently exercisable stock options to purchase 1,273 shares granted by the Company.

 (7) Includes 900 shares of restricted stock subject to forfeiture; Mr. Edwards has voting but no investment rights.

 (8) Includes 849 shares held in trust of which Mr. Fucoloro has voting and investment rights. Includes 346 shares owned by Mr. Fucoloro's spouse. Also includes 165 shares of restricted stock subject to forfeiture; Mr. Fucoloro has voting but no investment rights.

 (9) Includes 3,000 shares held in trust of which Mr. Grace has voting and investment rights. Includes 3,075 shares owned by Mr. Grace's spouse. Also includes 354 shares of restricted stock subject to forfeiture; Mr. Grace has voting but no investment rights.

(10) Includes 81,817 shares held in trust of which Mr. Krieg has voting and investment rights. Includes 87,972 shares owned by Mr. Krieg's spouse. Also includes 165 shares of restricted stock subject to forfeiture; Mr. Krieg has voting but no investment rights.

(11) Includes 40,158 shares held in trust of which Mr. Kuehner has voting and investment rights. Includes 92,676 shares owned by Mr. Kuehner's spouse. Also includes 165 shares of restricted stock subject to forfeiture; Mr. Kuehner has voting but no investment rights.

(12) Includes presently exercisable stock options to purchase 455 shares granted by the Company.

(13) Includes 19,858 shares owned jointly with his spouse. Also includes 992 shares of restricted stock subject to forfeiture; Mr. Murray has voting but no investment rights.

(14) Includes 15,985 shares owned jointly with his spouse. Also includes 588 shares of restricted stock subject to forfeiture; Mr. Pickering has voting but no investment rights.

(15) Includes 30,823 shares held in family partnerships. Also includes 300 shares of restricted stock subject to forfeiture; Mr. Shepard has voting but no investment rights.

(16) Includes 192,764 shares held in trust of which Mr. Signorelli has shared voting and investment rights. Includes 300 shares of restricted stock subject to forfeiture; Mr. Signorelli has voting but no investment rights.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and The Nasdaq Stock Market. Directors and executive officers and greater than 10% Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it and written representation from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to 2005 for directors, executive officers and greater than 10% beneficial owners were complied with in a timely manner.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP served as the Company's independent registered public accounting firm during the year ended December 31, 2005 and has been selected by the Audit Committee of the Board to serve as such firm for the present year, 2006. KPMG LLP has served as the Company's independent registered public accounting firm since 1983. A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement and is expected to be available to respond to appropriate questions of Shareholders.

     Fees Incurred For 2005 Services Performed by the Independent Registered Public Accountants

     It is the policy of the Audit Committee to pre-approve all audit, audit-related and non-audit services provided by our independent registered public accountants. For the years ended December 31, 2005 and 2004, the Company incurred the following fees for services performed by KPMG LLP:

                                         2005          2004
                                       --------      --------
      Audit Fees (1) ..............    $238,000      $225,000
      Audit-related Fees ..........          --            --
      Taxes (2) ...................      64,768        61,520
      All Other Fees ..............          --            --

------------

(1) Represents fees for services related to the audit of the consolidated financial statements, review of the quarterly financial statements and assessment of the Company's internal controls over financial reporting. These services were pre-approved by the Audit Committee.

(2) Represents tax compliance and preparation services. These services were pre-approved by the Audit Committee.

  The Company's Board recommends a vote FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2006.

              OTHER MATTERS, HOUSEHOLDING and SHAREHOLDER PROPOSALS

     Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple Shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Cass Information Systems, Inc., Attn: Eric H. Brunngraber, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044, or call (314) 506-5500.

     If you wish to receive separate copies of our proxy statements and annual reports to Shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

     Any Shareholder proposal to be considered for inclusion in the Company's Proxy Statement for its next Annual Meeting, which is expected to be held in April, 2007, must be received by the Company in writing at its principal office at the address listed in the section above no later than November 14, 2006. The deadline for written notice of a proposal for which the Shareholder will conduct his or her own solicitation is January 29, 2007.

                                        By Order of the Board of Directors

                                        /s/ Eric H. Brunngraber

                                        Eric H. Brunngraber, Secretary

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                                                       Exhibit I

Cass Information Systems, Inc.
Audit Committee Charter

I.   PURPOSE

     The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements, and (5) the Company's efforts to manage its information technology and data security risks.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

II.  COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. However, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules there under, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the audit committee if the Board, under exceptional and limited circumstances, determines that such individual's membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this "exceptional and limited circumstances" exception, as well as the nature of the individual's relationship to the Company and the basis for the board's determination, shall be disclosed in the annual proxy statement.

     In addition, if an audit committee member ceases to be independent for reasons outside the member's reasonable control, his or her membership on the audit committee may continue until the earlier of the Company's next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the audit committee, then the Company will have until the earlier of the next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

     The members of the Audit Committee shall be appointed and may be replaced by the Board.

III. MEETINGS

     The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditors, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


                                     1 of 4

IV.  COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

V.   FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

     (1) Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     (2) Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

     (3) Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     (4) Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

     (5) Review and discuss with management (including the senior internal audit executive) and the independent auditors the Company's internal controls report and the independent auditors' attestation of the report prior to the filing of the Company's Form 10-K.

     (6) Review and discuss quarterly reports from the independent auditors on:

         (a) all critical accounting policies and practices to be used;

         (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and


                                     2 of 4

         (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

     (7) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     (8) Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     (9) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     (10)Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     (11)Review disclosures made to the Audit Committee by the company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls of material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     (12)Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

VI. OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITORS

     (1) Review and evaluate the lead partner of the independent auditors team.

     (2) Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors of the Board.

     (3) Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for purposes of taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditors.

     (4) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     (5) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors.


                                     3 of 4

     (6) Discuss with the independent auditors material issues on which the national office of the independent auditors was consulted by the Company's audit team.

     (7) Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

VII. OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     (1) Review the appointment and replacement of the senior internal auditing executive.

     (2) Review the significant reports to management prepared by the internal auditing department and management's responses.

     (3) Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

VIII. COMPLIANCE OVERSIGHT RESPONSIBILITIES

     (1) Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

     (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     (3) Approve all related party transactions.

     (4) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (5) Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

     (6) Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance polices.

IX.  OVERSIGHT OF INFORMATION TECHNOLOGY SECURITY RISKS

     Review and evaluate the Company's policies and practices with respect to risk assessment and risk management over information technology, security and data privacy protection.

X.   LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.


                                     4 of 4

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

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                  Charles F. Knight Executive Education Center
     John M. Olin School of Business at Washington University in St. Louis

                   Knight Center Reception Desk (314) 933-9400

[Graphic: Map]

From I-70 (or Lambert International Airport)
Go south on I-170 to the Delmar exit.
Turn left (east) on Delmar, continue to Big Bend Boulevard.
Turn right (south) onto Big Bend Boulevard and continue to Forest Park Parkway. Turn left (east) onto Snow Way and continue to Throop Drive Turn left (north) onto Throop Drive to the garage.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive. Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 210.

From I-64 (Hwy 40), heading west (from downtown St. Louis) or east (from West County)
Take the Hanley (north) exit. Go north onto Hanley. Turn right (east) onto Clayton. Turn left (north) onto Big Bend.
Turn right (east) onto Snow Way.
Continue on Snow Way to Throop Drive.
Turn left (north) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 210.

-------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. Please
                                                                                                          Mark Here     |_|
                                                                                                          for Address
                                                                                                          Change or
                                                                                                          Comments
                                                                                                          SEE REVERSE SIDE

                           FOR    WITHHELD   2. Ratification of appointment of   FOR   AGAINST  ABSTAIN
                                  FOR ALL       KPMG LLP as Independent                                   I/We plan to
1. Election of Directors                        Auditors.                        |_|     |_|      |_|     attend the    |_|
                           |_|      |_|                                                                   meeting. (Please
 Nominees:                                                                                                detach admittance
01 Robert J. Bodine                                                                                       card below and
02 Robert A. Ebel                                                                                         bringto the
03 Harry J. Krieg                                                                                         meeting.)
04 Franklin D. Wicks, Jr.

Withheld for the nominee you list below                                                       Choose MLink(sm)for fast, easy and
(Write that nominee's name in the space                                                       secure 24/7 online access to your
provided below.)                                                                              future proxy materials, investment
                                                                                              plan statements, tax documents and
                                                                                              more. Simply log on to Investor
                                                                                              ServiceDirect((R))at
                                                                                              www.melloninvestor.com/isd where
                                                                                              step-by step instructions will
                                                                                              prompt you through enrollment.




Signature_____________________________________________Signature_____________________________________________Date________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                      ^ FOLD AND DETACH HERE ^


                                              Vote by Internet or Telephone or Mail

                                                   24 Hours a Day, 7 Days a Week

                                Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 --------------------------------         --------------------------------        ----------------------------
            Internet                                Telephone                                Mail
 http://www.proxyvoting.com/cass                 1-866-540-5760                        Mark, sign and
 Use the internet to vote your             Use any touch-tone telephone      OR        date your proxy
 proxy. Have your proxy card in     OR     to vote your proxy. Have your               card and return
 hand when you access the web              proxy card in hand when you                 it in the enclosed
 site.                                     call.                                       postage-paid envelope.
--------------------------------          --------------------------------        ----------------------------







                              If you vote your proxy by Internet or by telephone,
                                  you do NOT need to mail back your proxy card.













-------------------------------------------------------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                         CASS INFORMATION SYSTEMS, INC.

    The undersigned hereby appoints Lawrence A. Collett and Eric H. Brunngraber, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cass Information Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held April 17, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

       (Continued and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            ^ FOLD AND DETACH HERE ^

                                ADMISSION TICKET

                         CASS INFORMATION SYSTEMS, INC.

                      2006 Annual Meeting of Shareholders

                             Monday, April 17, 2006

                             11:00 A.M. Local Time

                The Charles F. Knight Executive Education Center

                Olin School of Business at Washington University

                              One Brookings Drive

                           St. Louis, Missouri 63130

    For your reference, a map is provided inside the back cover of the Proxy
                                   Statement.

--------------------------------------------------------------------------------